                                                                     EXHIBIT 2.1

                              Settlement Statement
                                 April 12, 2004
               For Closing Under Stock Purchase Agreement ("SPA")
    dated as of 10/28/03, as amended on 12/10/03, 1/14/04 and 2/13/04 among
 Mercury Air Group, Inc. ("Seller"), Mercury Air Centers, Inc. (the "Company"),
     and Allied Capital Corporation, and as assigned on the date hereof by Allied Capital Corporation to Mercury Air Centers Acquisition Corp.


Purchase Price                                              73,000,000.00 Note 1


Less:
     50% of HSR Filing Fees paid by Allied Capital on 12/9/03 - See 11.3(c) of SPA            (22,500.00)

Add:
     Construction Obligation Payments - LAX - See 1.2(b) of SPA                               394,007.00
     Construction Obligation Payments - Charleston - See 1.2(b) of SPA                      2,954,876.00
                                                                                           -------------

Gross Amount of Funds Due by Mercury Air Centers Acquisition Corp.                         76,326,383.00

Application of Payments:

Wire to Escrow Agent - See 1.2(a)(ii) of SPA                                                8,270,000.00
Wire to Wells Fargo Foothill for Partial Repayment of WFF Facility                         29,488,843.11
Wire to Allied Capital to repay Subordinated Note                                          24,260,734.26
Wires to Hambro re: note payoff                                                             3,710,298.97
Wire to Imperial Capital for commission                                                     1,301,577.68
Wire to Seller                                                                              9,294,928.98
                                                                                           -------------
Total Payments disbursed by Mercury Air Centers Acquisition Corp.                          76,326,383.00
                                                                                           =============

Note 1: The original Purchase Price of $70,000,000 as set forth in the SPA increased on the date hereof by $3,000,000 pursuant to an agreement between the Seller and Allied Capital Corporation.

Accepted and Agreed to this 12th day of April, 2004:

Mercury Air Centers Acquisition Corp.

By:
        --------------------------

Name:
        --------------------------

Title:
        --------------------------


Mercury Air Group, Inc.

By:       /s/ Wayne J. Lovett
        --------------------------

Name:     Wayne J. Lovett
        --------------------------

Title:    EVP
        --------------------------

Mercury Air Centers, Inc.

By:       /s/ Wayne J. Lovett
        --------------------------

Name:     Wayne J. Lovett
        --------------------------

Title:    VP
        --------------------------

                              SETTLEMENT STATEMENT
                                 APRIL 12, 2004
               FOR CLOSING UNDER STOCK PURCHASE AGREEMENT ("SPA")
    DATED AS OF 10/28/03, AS AMENDED ON 12/10/03, 1/14/04 AND 2/13/04 AMONG
 MERCURY AIR GROUP, INC. ("SELLER"), MERCURY AIR CENTERS, INC. (THE "COMPANY"),
     AND ALLIED CAPITAL CORPORATION, AND AS ASSIGNED ON THE DATE HEREOF BY
      ALLIED CAPITAL CORPORATION TO MERCURY AIR CENTERS ACQUISITION CORP.

Purchase Price                                73,000,000.00 Note 1

Less:
   50% of HSR Filing Fees paid by
      Allied Capital on 12/9/03 -
      See 11.3(c) of SPA                         (22,500.00)

Add:
   Construction Obligation Payments -
      LAX - See 1.2(b) of SPA                    394,007.00
   Construction Obligation Payments -
      Charleston - See 1.2(b) of SPA           2,954,876.00
                                              -------------
Gross Amount of Funds Due by Mercury
   Air Centers Acquisition Corp.              76,326,383.00

Application of Payments:

Wire to Escrow Agent - See 1.2(a)(ii)
   of SPA                                      8,270,000.00
Wire to Wells Fargo Foothill for Partial
   Repayment of WFF Facility                  29,488,843.11
Wire to Allied Capital to repay
   Subordinated Note                          24,260,734.26
Wire to Hambro re: note payoff                 3,710,298.97
Wire to Imperial Capital for commission        1,301,577.68
Wire to Seller                                 9,294,928.98
                                              -------------
Total Payments disbursed by Mercury Air
   Centers Acquisition Corp.                  76,326,383.00
                                              =============

Note 1: The original Purchase Price of $70,000,000 as set forth in the SPA increased on the date hereof by $3,000,000 pursuant to an agreement between the Seller and Allied Capital Corporation.

Accepted and Agreed to this 12th day of April, 2004:

MERCURY AIR CENTERS ACQUISITION CORP.

By:   /s/ Daniel Russell
      ------------------------
Name:
      ------------------------
Title:    Vice President
      ------------------------

MERCURY AIR GROUP, INC.

By:
      ------------------------
Name:
      ------------------------
Title:
      ------------------------

MERCURY AIR CENTERS, INC.

By:
      ------------------------
Name:
      ------------------------
Title:
      ------------------------